Exhibit 99.4

OPTION DEED

Dated 25 July 2009

NAGAWORLD LIMITED

and

ELIXIR GAMING TECHNOLOGIES (HONG KONG) LIMITED

OPTION DEED

THIS DEED is made the 25th day of July 2009

BETWEEN:-

(1)           NAGAWORLD LIMITED, a company incorporated in Hong Kong, with correspondence address at Nagaworld, Hun Sen garden, Phnom Penh Cambodia (the “VENUE OWNER”); and

(2)           ELIXIR GAMING TECHNOLOGIES (HONG KONG) LIMITED, a company incorporated in Hong Kong, with correspondence address at Unit 2B, 29/F., The Centrium, 60 Wyndham Street, Central, Hong Kong (“ELIXIR”).

NOW IT IS HEREBY AGREED as follows:-

1.             INTERPRETATION

(A)          In this Deed the following words and expressions shall, unless the context otherwise requires, bear the meanings respectively set opposite them:-

“Extended Area”	collectively the Lobby Lounge Area and if applicable, the Food Court Area;

“First Right of Refusal”	has the meaning as ascribed thereto in Clause 3(h) below

“Food Court Area”	the food court area(s) located at the lobby floor of NagaWorld, the location of which are more particularly identified in Green colour on the floor plan attached in Appendix B hereto;

“Further Additional Machines”

a maximum of 200 seats of electronic gaming machines (on top of the electronic gaming machines provided and operated by ELIXIR at the Original Area, the Additional Lobby Floor Area and the Chinese Restaurant Area) to be provided and installed by ELIXIR at the Extended Area for operation therein upon exercise of the Option or as the case may be, the First Right of Refusal and pursuant to the terms of the Further Definitive Agreement;

“Further Commitment Fee”	the further consideration to be paid by ELIXIR to the VENUE OWNER for installation and operation of the Further Additional Machines at the Extended Area, the amount of which will be calculated according to the formula set forth in Clause 4 below;

“Further Definitive Agreement”

the definitive agreement in the same form and terms (including but not limited to the same revenue sharing ratio of the parties and the daily collection procedure) as the Participation Agreement (provided that the relevant provisions regarding the Option will be removed; the calculation of the Further Commitment Fee shall be based on the terms set forth in Clause 4 of this Deed and if necessary, certain slight modifications as mutually agreed by the parties may be made thereto) to be signed by the VENUE OWNER, ELIXIR and Elixir Gaming Technologies, Inc. governing the parties’ rights and obligations on the installation and operation of the Further Additional Machines at the Extended Area after exercise of the Option or as the case may be, the First Right of Refusal, by ELIXIR;

“NagaWorld”	The hotel casino complex owned by the VENUE OWNER in Phnom Penh, Cambodia;

“Lobby Lounge Area”	the lobby lounge area located at the lobby floor of NagaWorld, the location of which is more particularly identified in Pink colour on the floor plan attached in Appendix B hereto;

“Machines Operation Committee”	has the meaning as ascribed thereto in the Participation Agreement;

“Original Area”; “Additional Lobby Floor Area”; and “Chinese Restaurant Area”	have the meanings as ascribed thereto in the Participation Agreement;

“Option”	has the meaning as ascribed thereto in Clause 2 below;

“Option Expiry Date”	has the meaning as ascribed thereto in Clause 3 below;

“Option Notice”	means a notice to be served by ELIXIR exercising the Option pursuant to Clause 3 below and in the form set out in Appendix A;

“USD”	United States dollars, the lawful currency of the United States of America;

“Participation Agreement”

The Machines Operation and Participation Agreement entered into amongst the VENUE OWNER, ELIXIR and Elixir Gaming Technologies, Inc. on the date hereof in relation to, inter alia, the installation and operation of 200 seats of electronic gaming machines by ELIXIR at the Chinese Restaurant Area within NagaWorld;

(B)           The headings in this Deed are for convenience only and shall not affect the interpretation hereof.

(C)           This Deed includes the Appendices hereto.

2.             GRANT OF OPTION

The VENUE OWNER hereby irrevocably and unconditionally grants to ELIXIR an option (the “Option”) to provide, install and operate the Further Additional Machines at the Extended Area.

3.             EXERCISE OF OPTION AND FIRST RIGHT OF REFUSAL

The parties agree that :

(a)           the Option may be exercised by ELIXIR, at its absolute discretion, by giving the Option Notice to the VENUE OWNER at any time on or before 31st December 2009 (the “Option Expiry Date”). Prior to the Option Expiry Date, the VENUE OWNER shall not agree with or commit to other third party electronic gaming machines supplier for placement of gaming machines on any part of the Extended Area;

(b)           in the Option Notice, ELIXIR shall specify the number (in terms of seats) of Further Additional Machines that it intend to install and operate at the Extended Area provided that the number specified by ELIXIR therein shall not be less than 100 seats;

(c)           in case the number (in terms of seats) of Further Additional Machines specified in the Option Notice is less than 200 seats (subject always to the minimum of 100 seats as set forth in sub-clause (b) above), ELIXIR shall fill up the Lobby Lounge Area (according to such lay-out plan as approved by the Machines Operation Committee) first before making any placement of Further Additional Machines in the Food Court Area;

(d)           the Option Notice, once issued, shall be irrevocable provided that the number (in terms of seats) of Further Additional Machines specified therein by ELIXIR may be increased (but not reduced) and confirmed in the Further Definitive Agreement;

(e)           within 14 days after the date of the Option Notice, the parties, together with Elixir Gaming Technologies, Inc. shall enter into the Further Definitive Agreement;

(f)            After execution of the Further Definitive Agreement, the VENUE OWNER shall freely exploit and make use of any part of the Extended Area that has not been filled up with or allocated for the Further Additional Machines provided by ELIXIR;

(g)           the Option shall automatically lapse and no longer excisable by ELIXIR after the Option Expiry Date;

(h)           the VENUE OWNER agrees to give a first right of refusal during the period from 1 January 2010 to 28 February 2010 (“First Right of Refusal”) to ELIXIR so that at any time during that period, if any third party proposes to the VENUE OWNER (or vice versa) regarding any placement and operation of electronic gaming machines at any part of the Extended Area on whatever terms offered by that third party, the VENUE OWNER shall forthwith notify ELIXIR by written notice (“Third Party Negotiation Notice”). Upon receipt of such Third Party Negotiation Notice on any day, ELIXIR shall on or before 28 February 2010 to decide whether or not to provide, install and operate the Further Additional Machines at the Extended Area. If ELIXIR, on or before 28 February 2010, confirm by notice in writing to the VENUE OWNER that it intends to exercise the First Right of Refusal (“Confirmation Notice”), that Confirmation Notice shall be treated as if it were an Option Notice and the provisions of sub-clauses (b), (c), (d), (e) and (f) above shall, mutatis mutandis, apply (including but not limited to the undertaking by the parties to execute the Further Definitive Agreement). In case ELIXIR fails to respond on or before 28 February 2010 or if ELIXIR, on or before 28 February 2010 , indicates by written notice that it has no intention to provide, install and operate Further Additional Machines at the Extended Area, then the VENUE OWNER shall freely exploit and make use of any part of the Extended Area (including but not limited to the entering into any machines placement and operation agreement with the relevant third party). The parties agree that, notwithstanding anything to the contrary contained herein, unless the VENUE OWNER has entered into a legally binding agreement with a third party in relation to the gaming operation at all or any part of the Extended Area after having gone through the procedures set out in this sub-clause, ELIXIR may also (but not obliged to) give the Confirmation Notice at any time during the period from 1 January 2010 to 28 February 2010 even without first receiving any Third Party Negotiation Notice from the VENUE OWNER or having any knowledge of any negotiation between the VENUE OWNER and other third party regarding any proposed gaming operation at the Extended Area and upon giving of such Confirmation Notice, if any, by ELIXIR, the provisions of sub-clauses (b), (c), (d), (e) and (f) above shall also, mutatis mutandis, apply; and

(i)            in case ELIXIR exercises the Option or, as the case may be, the First Right of Refusal, the VENUE OWNER shall at its costs, during the term of the Further Definitive Agreement, open and maintain a proper side entrance to the Chinese Restaurant Area from the Lobby Lounge Area by removing (if applicable) the glass or wall there.

4.             FURTHER COMMITMENT FEE

The parties agree that the Further Commitment Fee shall be payable upon such time in accordance with the terms of the Further Definitive Agreement provided that the parties hereby agree the total amount of Further Commitment Fee payable by ELIXIR under the Further Definitive Agreement shall be calculated according to the formula below :

Further Commitment Fee for the first 100 seats of Further Additional Machines	= USD3,500,000 (United States Dollars Three Million and Five Hundred Thousand Only)

Further Commitment Fee for other Further Additional Machines on top of the first 100 seats	= A x B x 80% x 365

Where,

A	=	The final number (in terms of seats) LESS 100 seats of Further Additional Machines confirmed and stated in the Further Definitive Agreement

B	=	the assumed daily win per Further Additional Machine of USD100.

5.             REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

Each party represents, warrants and undertakes to the other party that it has full power and authority to enter into this Deed and to carry out its duties and obligations hereunder and that such duties and obligations are binding on it.

6.             CONTINUING EFFECTS OF THIS DEED

Subject to the provisions of Clause 7 below, this Deed shall be binding on and shall enure for the benefit of both parties and their respective successors in title and assigns and personal representatives (as the case may be).

7.             ASSIGNMENT

This Deed is personal to the parties and neither of them may without prior written consent of the other party, assign, novate, transfer, mortgage, charge or sublicense any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder.

8.             VARIATIONS TO BE IN WRITING

No variations to this Deed shall be effective unless in writing and signed by or on behalf of each party by a person duly authorised so to do.

9.             NOTICES AND COMMUNICATIONS

Any notice or other communications required or contemplated by this Agreement shall be given in the English language by personal delivery or sent by a registered mail letter, by facsimile or email at the following respective addresses (or such other address as may be specified by either party to the other by written notice):

If to ELIXIR :

Address : Units 2B , 29/F., The Centrium, 60 Wyndham Street, Central, Hong Kong

Fax number : (852)- 2521 0660

Contact Persons : Clarence Chung/ Andy Tsui

Email Addresses : clarencechung@elixirgaming.com / andytsui@elixirgaming.com

If to the Guarantor :

Address : Units 2B , 29/F., The Centrium, 60 Wyndham Street, Central, Hong Kong

Fax number : (852)-2521 0660

Contact Persons : Clarence Chung/ Andy Tsui

Email Addresses : clarencechung@elixirgaming.com / andytsui@elixirgaming.com

If to the VENUE OWNER:

Address : Suite 2806, 28/F., Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

Fax number : (852)-2523 5475

Contact Persons : Steve Cheng

Email Addresses : stevecheng@nagaworld.com

Any notice delivered or sent in accordance with this clause will be deemed to have been given and received:

(a)           if delivered by hand, upon receipt;

(b)           if posted within Hong Kong, 3 days after posting or if posted overseas, 7 days after posting;

(c)           if sent by facsimile transmission, upon confirmation of correct transmission of the facsimile and

(d)           if sent by email, the said email has to be sent to at least two contact persons of the receiving party and 24 hours after sending.

10.           COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

11.           SPECIFIC PERFORMANCE AND INJUNCTION

The rights and remedies entitled by either party under this Deed are cumulative and not exclusive of any rights or remedies provided by law including, without limitation, all equitable remedies available, and in the event of default by one party, the other party shall be entitled to seek specific performance of this Deed or as the case may be, injunction relief, in addition to or in lieu of damages.

12.           CHOICE OF LAW AND JURISDICTION

The construction, validity and performance of this Deed shall be governed in all respects by Hong Kong law and both parties hereby submit to the exclusive jurisdiction of the Hong Kong Courts. Each of the parties hereto also irrevocably agrees to waive any objection which it may at any time have to the laying of the venue of any proceedings in the Hong Kong courts and that any proceedings have been brought in an inconvenient forum.

13.           ENTIRE AGREEMENT

This Deed (together with any documents referred to herein) constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof (save and except for the relevant provisions regarding the Option as contained in the Participation Agreement). Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Deed and/or the Participation Agreement.

APPENDIX A

Option Notice

To:          NAGAWORLD LIMITED

From:     ELIXIR GAMING TECHNOLOGIES (HONG KONG) LIMITED

[•], 200[•]

We refer to the Option Deed dated [•], 2009 entered into between you and ourselves. Terms used herein shall have the same meaning as defined in such Option Deed.

We hereby give notice that we intend to install and operate [•] seats of Further Additional Machines at the Extended Area.

Yours faithfully,

For and on behalf of

ELIXIR GAMING TECHNOLOGIES

(HONG KONG) LIMITED

Name :
Title :

APPENDIX B

location of

the Extended Area

The Lobby Lounge Area is more particularly identified and highlighted in PINK colour and the Food Court Area is more particularly identified and highlighted in GREEN colour on the floor plan of NagaWorld attached hereto.

IN WITNESS whereof the Parties have caused this Deed to be executed under seal the day and year first above written.

SEALED with the COMMON SEAL of	)
NAGAWORLD LIMITED	)	/s/ Steve Cheng
in the presence of and SIGNED by:-)		Chief Operating Officer

SEALED with the COMMON SEAL of	)
ELIXIR GAMING TECHNOLOGIES	)
(HONG KONG) LIMITED	)	/s/ Clarence Chung
in the presence of and SIGNED by:-)		Chief Executive Officer